Star Equity Holdings

December 2022

A Diversified Holding Company with a Private Equity Strategy

Investment Highlights

Common Stock *(Nasdaq: STRR)*:
Stock Price [1]: $1.01
15.1 million shares outstanding [2]

Series A Preferred Stock *(Nasdaq: STRRP)*:
Stock Price [1]: $9.05
1.92 million shares outstanding [2]
10% annual cash dividend

(1) 12/02/22 closing price.
(2) As of11/07/22.

- Diversified holding company with three Divisions
- Operating divisions led by local management with corporate HQ functioning like a private equity firm and managing Investments Division
- In 2021, closed sale of non-continuing healthcare businesses for over $20 million
- End of Q3 2022 cash & cash equivalents balance of $9.3 million; well-positioned to pursue acquisitions
- Tax-efficient Series A 10% Preferred Stock (non-convertible) issued Sept. 2019 in an acquisition

Financial Highlights

(FY 2021 vs. FY 2020) [1]	(9M 2022 vs. 9M 2021) [1]
$106.6M Revenue *+36.3%*	**$80.0M** Revenue *+3.9%*
$6.9M Gross Profit *+77.6%*	**$16.6M** Gross Profit *+98.9%*
$4.8M Cash & cash equivalents As of 12/31/21	**$9.3M** Cash & cash equivalents As of 9/30/22

(1) During the fourth quarter of 2020, Star Equity entered into a Stock Purchase Agreement to sell DMS Health Technologies, Inc. ("DMS Health"), a portion of our healthcare business which operated as the Company's Mobile Healthcare segment, for $18.75 million. The sale of DMS Health closed on March 31, 2021. Related financial and operational data for the Mobile Healthcare business were classified as discontinued operations for all reporting periods ending December 31, 2021 and 2020. The results presented here relate to continuing operations, which encompass Healthcare, Construction, Investments, and discontinued operations, which consists of Mobile Healthcare. Mobile Healthcare's assets and liabilities were reported as "Assets held for sale" and "Liabilities held for sale" on the balance sheet as of December 31, 2020. Cash and cash equivalents includes restricted cash.

Star Equity currently has three divisions:


Digirad

HEALTHCARE

Diagnostic Imaging

Across the USA

Designs, manufactures, and sells proprietary mobile imaging cameras for hospitals and physicians

Services existing installed base

Diagnostic Services

Across the USA

Offers mobile imaging services to medical providers in their facilities



CONSTRUCTION

KBS

Maine/New England

Designs and manufactures modular housing units

Commercial and residential projects

EBGL

Minneapolis-area

Designs and manufactures wall panels and engineered wood products

Distributes building materials and operates a professional lumber yard and showroom

Commercial and residential projects


KBS

INVESTMENTS

Real Estate

Owns, manages, and finances operating company real estate assets

Investments

Strategic investments in potential acquisition targets or JVs

Established Star Equity Fund, an investment vehicle seeking to unlock shareholder value, increase returns, and improve corporate governance at its portfolio companies

Differentiated Corporate Strategy and Structure

OPERATING CEOs • Manage Operating Businesses • Develop Organic Growth Opportunities • Pursue Bolt-on Acquisitions	**CURRENT OPERATING** Healthcare Construction *(bolt-on acquisitions to expand existing divisions)* **FUTURE OPERATING BUSINESSES** Future Acquisition 1 Future Acquisition 2 Future Acquisition 3 *(future acquisitions to create new business divisions)*	**Corp-Level Management** • Capital Allocation • Strategic Leadership & Oversight • Mentor Operating Management Teams • Restructurings & Turnarounds • Mergers, Acquisitions, & Dispositions • Bank Relationships • Capital Markets • Investor Relations • Financial Reporting, FP&A • Compliance & Legal • Investments Division Management Investments

Similar to Private Equity with Key Distinctions

1. Looking for accretive bolt-ons and/or new verticals
2. Willing and able to pursue both private and public acquisition targets, sometimes through activism
3. Flexible deal structuring: able to use mix of cash, debt, common, preferred
4. Open-ended investment time horizon allows for flexible holding periods
5. Long-term relationship/ partnership mentality rather than short-term transactional
6. Investment partners —Star Equity shareholders — do not pay any fees and may have instant liquidity

Contacts

Star Equity Holdings
Rick Coleman, CEO
admin@starequity.com

Investor Relations
Lena Cati, The Equity Group Inc.
212-836-9611 / lcati@equityny.com

Acquisition Strategy

Targets: public or private companies

- **Market cap of $5-50M** and more valuable inside our holding company structure
- **Existing assets, earnings, and cash flows** (no start-ups or venture capital-type situations)
- **High SG&A and public company costs** as a percentage of revenue that can be significantly reduced as part of Star Equity
- **Opportunities for improved operating and financial** performance
- **Bolt-ons** for existing platform businesses or **create new** divisions
- Businesses with **growth potential and strong operating management teams**

Synergies:

- Operating management teams freed up to **maximize operations and pursue growth opportunities**
- Sharing certain corporate functions will **reduce corporate overhead costs**
- **Lower cost of capital**
- **Better access to capital**
- **Better capital allocation**

Strategic Investments In Potential Acquisition Targets or JVs

- Established Star Equity Fund, LP, an investment fund managed by Star Equity Holdings, Inc.
- Seeks to **unlock shareholder value and improve corporate governance** at its portfolio companies which can be:
  - Potential acquisition targets for Star Equity Holdings
  - Activist investments; pushing for change to create value
  - Undervalued equity portfolio investments with attractive attributes
- Potential acquisition targets typically **underperforming businesses that could be acquired to:**
  - Become accretive bolt-ons and/or new verticals for Star Equity
  - Improve operating and financial performance
  - Eliminate duplicate public company and corporate overhead costs
  - Sell non-core assets

Current Acquisition Targets

- Has accumulated significant positions in select undervalued microcap stocks that need change

Portfolio Value	
Real Estate	$6.2 Million (1)
Equity Securities	$3.2 Million (2)
Total	**$9.4 Million**

(1) Based on 2019 third-party appraisals.
(2) As of 9/30/2022.